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                                                                      Exhibit 1J

                   MERRILL LYNCH ASSET BUILDER PROGRAM, INC.

                             ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION


     MERRILL LYNCH ASSET BUILDER PROGRAM, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST:  The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                   ARTICLE I.
                                      NAME
                                      ----

     The name of the corporation is THE ASSET PROGRAM, INC. (the "Corporation").

     SECOND: The Corporation has amended its charter by redesignating its series of Common Stock as follows: (i) The Fundamental Value Portfolio has been redesignated as the Merrill Lynch Mid Cap Value Fund; the U.S. Government Securities Portfolio has been redesignated as the Mercury U.S. Government Securities Fund; and the Growth Opportunity Portfolio has been redesignated as the Mercury Growth Opportunity Fund. The Corporation has amended its charter by redesignating certain classes of its series of Common Stock as follows: Class A of its Mercury U.S. Government Securities Fund and Mercury Growth Opportunity Fund has been redesignated as Class I Common Stock and Class D of its Mercury U.S. Government Securities Fund and Mercury Growth Opportunity Fund has been redesignated as Class A Common Stock. Following the foregoing redesignations of the Corporation's series and classes of Common Stock, the charter of the Corporation is hereby amended by deleting the chart in Article IV, Section 1 and substituting the following charts, which depict the foregoing redesignations of the Corporation's series and classes of Common Stock:

                                          Class A             Class B              Class C            Class D
                                        Common Stock         Common Stock        Common Stock       Common Stock
                                        ------------         ------------        ------------       ------------
Merrill Lynch Mid Cap Value               6,250,000          20,000,000           6,250,000          6,250,000
 Fund
Quality Bond Portfolio                    6,250,000           6,250,000           6,250,000          6,250,000
Global Opportunity Portfolio              6,250,000          10,000,000           6,250,000          6,250,000

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
                                          Class I             Class A             Class B             Class C
                                        Common Stock        Common Stock        Common Stock       Common Stock
                                        ------------        ------------        ------------       ------------
Mercury U.S. Government
 Securities Fund                          6,250,000           6,250,000           6,250,000          6,250,000

Mercury Growth Opportunity
 Fund                                     6,250,000           6,250,000          10,000,000          6,250,000



     THIRD:  The charter of the Corporation is hereby amended by deleting
Article IV, Section 11 in its entirety.

     FOURTH: The foregoing amendments have been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendment was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on January 12, 2000; and at the time of approval by the Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

     FIFTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

     SIXTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

     The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, MERRILL LYNCH ASSET BUILDER PROGRAM, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on this 31st day of March, 2000.

                         MERRILL LYNCH ASSET BUILDER PROGRAM, INC.



                         /s/ Joseph T. Monagle, Jr.
                         -------------------------------------
                         Joseph T. Monagle, Jr.
                         Senior Vice President

Attest:

/s/ Barbara G. Fraser
-------------------------------------
Barbara G. Fraser
Secretary

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